UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2008
The Spectranetics Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19711	84-0997049

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
96 Talamine Court
Colorado Springs, CO 80907-5186
(Address of Principal Executive Offices) (Zip Code)

(719) 633-8333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 (b) Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On October 23, 2008, as a result of the departure of John G. Schulte from the Board of Directors of The Spectranetics Corporation (the “Company”) and appointment of Emile J. Geisenheimer as the Company’s President and Chief Executive Officer, as discussed in Item 5.02 below, the Company notified NASDAQ that the Company is not presently in compliance with NASDAQ Stock Market Rule 4350(c)(1), which requires that a majority of the Company’s Board of Directors be comprised of independent directors, and NASDAQ Stock Market Rule 4350(d)(2)(A), which requires that the Company’s audit committee be comprised of at least three independent directors. In connection with Mr. Geisenheimer’s appointment as President and Chief Executive Officer of the Company, he ceased to be an independent member of the Board of Directors. As a result, the Company’s Board of Directors is currently comprised of three independent directors and three directors whom the Board has determined are not independent under the NASDAQ rules, as well as a vacancy left by Mr. Schulte’s resignation. Mr. Geisenheimer has resigned as a member of the Company’s audit committee, leaving a vacancy on the committee.
The Company intends to be in compliance with NASDAQ Stock Market Rule 4350(c)(1) and NASDAQ Stock Market Rule 4350(d)(2)(A) within the cure periods provided under those rules.
Item 5.02 (b) and (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 21, 2008, Mr. Schulte resigned as President, Chief Executive Officer and Director of the Company.
On October 21, 2008, Mr. Geisenheimer was appointed as the President and Chief Executive Officer of the Company. Mr. Geisenheimer, who is 61 years old, has been a member of the Company’s Board of Directors since 1990 and was appointed Chairman of the Board of Directors in 1996. He was appointed Acting President and Chief Executive Officer of the Company in May 2002 and served in this role through January 2003. He has served as President of Madison Investment Partners, Inc., a private equity investment firm, since January 1995. Prior to forming Madison Investment Partners, he was general partner of Nazem and Company, a venture capital management firm, from November 1989 to January 1995.
Mr. Geisenheimer and the Company have not yet agreed upon the material compensatory terms of Mr. Geisenheimer’s employment. Pursuant to the instructions of Form 8-K, the Company will, to the extent applicable, file at a later date an amendment to this Form 8-K to provide the material terms of any such compensatory agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2008	The Spectranetics Corporation
(registrant)

	By: Name: Its:	/s/ Guy A. Childs Guy A. Childs Chief Financial Officer